EXHIBIT 99.1

AutoZone 3rd Quarter Total Company Same Store Sales Increase 3.9%; Domestic Same Store Sales Increase 4.1%; EPS of $38.07

MEMPHIS, Tenn., May 26, 2026 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $4.8 billion for its third quarter (12 weeks) ended May 9, 2026, an increase of 8.4% from the third quarter of fiscal 2025 (12 weeks). Same store sales, or sales for our domestic and international stores open at least one year, are as follows:

		Constant Currency		Constant Currency
	12 Weeks	12 Weeks*	36 Weeks	36 Weeks*

Domestic	4.1%	4.1%	4.2%	4.2%
International	16.6%	1.6%	15.0%	2.6%
Total Company	5.5%	3.9%	5.4%	4.0%
* Excludes impacts from fluctuations of foreign exchange rates.

For the quarter, gross profit, as a percentage of sales, was 52.2%, a decrease of 57 basis points versus the prior year. The decrease in gross margin was driven by a 77 basis point net non-cash LIFO impact partially offset by other gross margin improvements. Operating expenses, as a percentage of sales, were 33.1% versus last year at 33.3% with leverage driven by strong top line sales growth and expense management.

Operating profit increased 6.6% to $923.8 million. Net income for the quarter was $641.5 million compared to $608.4 million in the same period last year, while diluted earnings per share were $38.07 compared to last year at $35.36.

Under its share repurchase program, AutoZone repurchased 164 thousand shares of its common stock at an average price per share of $3,582, for a total investment of $586.3 million. At the end of the third quarter, the Company had $0.8 billion remaining under its current share repurchase authorization.

The Company’s inventory increased 10.8% over the same period last year, driven primarily by growth initiatives and inflation. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was negative $107 thousand versus negative $142 thousand last year and negative $105 thousand last quarter.

“I want to thank our AutoZoners across the globe for delivering on our promise of “WOW” customer service and strong financial results this past quarter. Along with strong domestic sales results, we managed our expenses well and returned to an operating margin north of 19% for the quarter. We continue to execute well on our growth strategies behind strong execution. Domestically, both DIY and Commercial sales grew impressively this past quarter, while our international sales, in constant currency, continued to be challenged as both Mexico and Brazil performed similarly to last quarter. While international performance has been below our plan, we believe our market share continues to grow as we outpace our competition in both international marketplaces.  We were also pleased to have opened 82 new stores globally in the quarter, in line with our current expectations to open approximately 355-365 stores for the full fiscal year. As we remain focused on gaining market share in our industry, we will stay committed to a disciplined approach of increasing earnings and cash flows to drive shareholder value,” said Phil Daniele, President and Chief Executive Officer.

During the quarter ended May 9, 2026, AutoZone opened 57 new stores in the U.S., 20 in Mexico and five in Brazil for a total of 82 new stores. As of May 9, 2026, the Company had 6,766 stores in the U.S., 933 in Mexico and 157 in Brazil for a total store count of 7,856.

AutoZone is a leading retailer and distributor of automotive replacement parts and accessories in the Americas. Each store carries an extensive product line for cars, sport utility vehicles, vans and light duty trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. The majority of stores have a commercial sales program that provides prompt delivery of parts and other products and commercial credit to local, regional and national repair garages, dealers, service stations, fleet owners and other accounts. AutoZone also sells automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com, and our commercial customers can make purchases through www.autozonepro.com. Additionally, we sell the ALLDATA brand of automotive diagnostic, repair, collision and shop management software through www.alldata.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation services.

AutoZone will host a conference call this morning, Tuesday, May 26, 2026, beginning at 10:00 a.m. (ET) to discuss its third quarter results. This call is being webcast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com by clicking on Investor Relations. Investors may also listen to the call by dialing (888) 506-0062, passcode AUTOZONE. In addition, a telephone replay will be available by dialing (877) 481-4010, replay passcode 53849 through June 23, 2026.

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debt to earnings before interest, taxes, depreciation, amortization, rent and share-based expense (“EBITDAR”). The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements herein constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could” and similar expressions. These statements are based on assumptions and assessments made by our management in light of experience, historical trends, current conditions, expected future developments and other factors that we believe appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand, due to changes in fuel prices, miles driven or otherwise; energy prices; weather, including extreme temperatures and natural disasters; competition; credit market conditions; cash flows; access to financing on favorable terms; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; public health issues; inflation, including wage inflation; exchange rates; the ability to hire, train and retain qualified employees, including members of management; construction delays; failure or interruption of our information technology systems; issues relating to the confidentiality, integrity or availability of information, including due to cyber-attacks; historic sales and profit growth rate sustainability; downgrade of our credit ratings; damage to our reputation; challenges associated with doing business in and expanding into international markets; origin and raw material costs of suppliers; inventory availability; disruption in our supply chain; tariffs, trade policies and other geopolitical factors; new accounting standards; our ability to execute our growth initiatives; and other business interruptions. These and other risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of our Annual Report on Form 10-K for the year ended August 30, 2025. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements. Events described above and in the “Risk Factors” section could materially and adversely affect our business. However, it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: Jennifer Hughes at (901) 495-6022, jennifer.hughes@autozone.com

AutoZone's 3rd Quarter Highlights - Fiscal 2026

Condensed Consolidated Statements of Operations
3rd Quarter, FY2026
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	May 9, 2026	May 10, 2025

Net sales	$4,840,950	$4,464,339
Cost of sales	2,316,376	2,110,816
Gross profit	2,524,574	2,353,523
Operating, SG&A expenses	1,600,818	1,487,349
Operating profit (EBIT)	923,756	866,174
Interest expense, net	110,490	111,285
Income before taxes	813,266	754,889
Income tax expense	171,775	146,449
Net income	$641,491	$608,440
Net income per share:
Basic	$38.95	$36.33
Diluted	$38.07	$35.36
Weighted average shares outstanding:
Basic	16,468	16,746
Diluted	16,852	17,207

Year-To-Date 3rd Quarter, FY2026
(in thousands, except per share data)
	GAAP Results
	36 Weeks Ended	36 Weeks Ended
	May 9, 2026	May 10, 2025

Net sales	$13,743,677	$12,695,991
Cost of sales	6,616,431	5,946,010
Gross profit	7,127,246	6,749,981
Operating, SG&A expenses	4,720,865	4,335,891
Operating profit (EBIT)	2,406,381	2,414,090
Interest expense, net	323,929	327,736
Income before taxes	2,082,452	2,086,354
Income tax expense	441,278	425,057
Net income	$1,641,174	$1,661,297
Net income per share:
Basic	$99.08	$98.80
Diluted	$96.69	$96.17
Weighted average shares outstanding:
Basic	16,564	16,815
Diluted	16,974	17,274

Selected Balance Sheet Information
(in thousands)
	May 9, 2026	May 10, 2025	August 30, 2025

Cash and cash equivalents	$253,729	$268,625	$271,803
Merchandise inventories	7,559,056	6,822,881	7,025,688
Current assets	8,934,569	7,985,711	8,341,379
Property and equipment, net	7,796,988	6,727,218	7,062,509
Operating lease right-of-use assets	3,413,970	3,145,590	3,194,666
Total assets	20,916,463	18,621,983	19,355,324
Accounts payable	8,401,277	7,887,417	8,025,590
Current liabilities	10,035,313	9,465,535	9,519,397
Operating lease liabilities, less current portion	3,278,354	3,020,664	3,093,936
Total Debt	9,016,477	8,853,110	8,799,775
Stockholders' deficit	(2,784,552)	(3,974,405)	(3,414,313)
Working capital	(1,100,744)	(1,479,824)	(1,178,018)

AutoZone's 3rd Quarter Highlights - Fiscal 2026

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)
	Trailing 4 Quarters
	May 9, 2026	May 10, 2025
Net income	$2,478,124	$2,563,505
Add: Interest expense	472,017	480,888
Income tax expense	652,306	666,378
EBIT	3,602,447	3,710,771

Add: Depreciation and amortization	661,538	591,126
Rent expense(1)	486,779	465,339
Share-based expense	136,774	120,516
EBITDAR	$4,887,538	$4,887,752

Debt	$9,016,477	$8,853,110
Financing lease liabilities	455,363	407,487
Add: Rent x 6(1)	2,920,674	2,792,034
Adjusted debt	$12,392,514	$12,052,631

Adjusted debt to EBITDAR	2.5	2.5

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
	Trailing 4 Quarters
	May 9, 2026	May 10, 2025
Net income	$2,478,124	$2,563,505
Adjustments:
Interest expense	472,017	480,888
Rent expense(1)	486,779	465,339
Tax effect(2)	(199,430)	(194,922)
Adjusted after-tax return	$3,237,490	$3,314,810

Average debt(3)	$8,839,905	$8,987,683
Average stockholders' deficit(3)	(3,262,129)	(4,538,590)
Add: Rent x 6(1)	2,920,674	2,792,034
Average financing lease liabilities(3)	413,733	385,328
Invested capital	$8,912,183	$7,626,455

Adjusted After-Tax ROIC	36.3%	43.5%

(1)The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended May 9, 2026, and May 10, 2025.

	Trailing 4 Quarters
(in thousands)	May 9, 2026	May 10, 2025
Total lease cost, per ASC 842	$657,326	$625,740
Less: Financing lease interest and amortization	(124,052)	(117,287)
Less: Variable operating lease components, related to insurance and common area maintenance	(46,495)	(43,114)

Rent expense	$486,779	$465,339

(2)Effective tax rate over the trailing four quarters ended May 9, 2026, and May 10, 2025, was 20.8% and 20.6%, respectively.
(3)All averages are computed based on trailing five quarter balances.

Other Selected Financial Information
(in thousands)
	May 9, 2026	May 10, 2025
Cumulative share repurchases ($ since fiscal 1998)	$39,845,837	$38,070,948
Remaining share repurchase authorization ($)	804,163	1,079,052

Cumulative share repurchases (shares since fiscal 1998)	155,985	155,512

Shares outstanding, end of quarter	16,369	16,724

	12 Weeks Ended	12 Weeks Ended	36 Weeks Ended	36 Weeks Ended
	May 9, 2026	May 10, 2025	May 9, 2026	May 10, 2025

Depreciation and amortization	$160,292	$144,696	$464,126	$415,787

Cash flow from operations	847,387	769,030	2,164,987	2,164,582

Capital spending	391,681	345,886	1,043,658	885,623

AutoZone's 3rd Quarter Highlights - Fiscal 2026
Condensed Consolidated Statements of Operations
Selected Operating Highlights

Store Count & Square Footage

	12 Weeks Ended		12 Weeks Ended		36 Weeks Ended	36 Weeks Ended
	May 9, 2026		May 10, 2025		May 9, 2026	May 10, 2025
Domestic:
Beginning stores	6,709		6,483		6,627	6,432
Stores opened	57		54		139	105
Stores closed	-		-		-	-
Ending domestic stores	6,766		6,537		6,766	6,537

Relocated stores	1		2		8	5

Stores with commercial programs	6,356		6,011		6,356	6,011

Square footage (in thousands)	45,205		43,459		45,205	43,459

Mexico:
Beginning stores	913		813		883	794
Stores opened	20		25		50	44
Ending Mexico stores	933		838		933	838

Brazil:
Beginning stores	152		136		147	127
Stores opened	5		5		10	14
Ending Brazil stores	157		141		157	141

Total	7,856		7,516		7,856	7,516

Total Company stores opened, net	82		84		199	163

Square footage (in thousands)	53,339		50,761		53,339	50,761
Square footage per store	6,790		6,754		6,790	6,754

Sales Statistics
($ in thousands, except sales per average square foot)
Total AutoZone Stores (Domestic, Mexico and Brazil)	12 Weeks Ended		12 Weeks Ended		Trailing 4 Quarters	Trailing 4 Quarters
	May 9, 2026		May 10, 2025		May 9, 2026	May 10, 2025(1)
Sales per average store	$619		$586		$2,600	$2,514
Sales per average square foot	$91		$87		$384	$373

Domestic Commercial
Total domestic commercial sales	$1,402,740		$1,270,332		$5,611,393	$5,112,930
% Increase vs. LY	10.4%		10.7%		9.7%	8.3%

Average sales per program per week	$18.5		$17.7		$17.5	$16.3
% Increase vs. LY	4.5%		7.9%		7.4%	1.9%

(1)Trailing 4 Quarters ending May 10, 2025 include an additional week of sales of approximately $359.1 million for Total AutoZone Stores with $95.7 million for Domestic Commercial. Sales per average store and sales per square foot benefited from the additional week by $49K, and $7K, respectively.

	12 Weeks Ended		12 Weeks Ended		36 Weeks Ended	36 Weeks Ended
Same store sales(2)	May 9, 2026		May 10, 2025		May 9, 2026	May 10, 2025
Domestic	4.1%		5.0%		4.2%	2.4%
International	16.6%		(9.2%)		15.0%	(5.7%)
Total Company	5.5%		3.2%		5.4%	1.4%

International - Constant Currency	1.6%		8.1%		2.6%	10.4%
Total Company - Constant Currency	3.9%		5.4%		4.0%	3.4%

(2)Same store sales are based on sales for all stores open at least one year. Constant Currency same store sales exclude the impact of fluctuations of foreign currency exchange rates by converting both the current year and prior year international results at the prior year foreign currency exchange rate.

Inventory Statistics (Total Stores)
	as of		as of
	May 9, 2026		May 10, 2025
Accounts payable/inventory	111.1%		115.6%

($ in thousands)
Inventory	$7,559,056		$6,822,881
Inventory per store	962		908
Net inventory (net of payables)	(842,221)		(1,064,536)
Net inventory/per store	(107)		(142)

	Trailing 5 Quarters
	May 9, 2026		May 10, 2025
Inventory turns	1.3	x	1.4	x